For Immediate Release
BofI Holding, Inc. Announces the Election of Uzair Dada to its Board of Directors

SAN DIEGO, CA - (MARKETWIRED - 1/27/2015) - BofI Holding, Inc. (the “Company”) (NASDAQ: BOFI), parent of BofI Federal Bank (the “Bank”), announced today the election of Uzair Dada as a member of the Board of Directors of the Company and the Bank effective January 22, 2015. Mr. Dada is an independent director and a member of the Bank’s Board Operations and Technology Committee.
Mr. Dada has a strong business and financial background focused on technology and marketing. He is the Founder and CEO of Iron Horse Interactive (IHI), an award-winning marketing technology and services company serving an array of Fortune 500 companies. Under Mr. Dada's leadership, IHI has introduced a suite of proprietary demand generation solutions and technologies that are widely recognized for their innovation. Mr. Dada led the IHI team to develop atEvent - a first-of-its-kind mobile event solution with full integration - into one of the most widely used marketing automation and CRM platforms. IHI has achieved numerous industry awards and accolades, including reaching Eloqua Gold Partner status, and being featured as a "Start-Up Spotlight" by the San Francisco Business Times.
Mr. Dada has been regularly featured in Wired.com, CNET, Demand Gen Report, DM News, eMarketer, MediaPost, Native Mobile, Retail Integration, and has spoken at TechWeek, Marketo Summit, Digital Hollywood, and various other events. Mr. Dada is a graduate of UC Berkeley and the Kellogg School of Business at Northwestern University.
Ted Allrich, Chairman of the Board, stated, “We are pleased to have Uzair join our Board of Directors; we believe that his technology and marketing expertise will bring a unique and insightful perspective in today’s online marketing developments.”
Additional information about the election of Mr. Dada is available on the Company’s current report on Form 8-K filed today with the Securities and Exchange Commission.

About BofI Holding, Inc.
BofI Holding, Inc. (NASDAQ: BOFI) is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With over $4.8 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.'s common stock is listed on the NASDAQ Global Select Market under the symbol BOFI and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI's financial prospects and other projections of its performance and asset quality, BofI's ability to grow and increase its business, diversify its lending, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI's periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
VP, Corporate Development & Investor Relations
858-649-2218
jlai@bofifederalbank.com